UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: August 18, 2011

(Date of earliest event reported)

Callidus Software Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-50463	77-0438629
(State or other jurisdiction	(Commission File	(IRS Employer
of incorporation)	Number)	Identification Number)

6200 Stoneridge Mall Road, Suite 500, Pleasanton, CA	94588
(Address of principal executive offices)	(Zip Code)

(925) 251-2200

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note: The purpose of this Form 8-K/A is to provide supplemental information under Item 8.01 of the Form 8-K filed on August 18, 2011. This Form 8-K/A does not amend the exhibit previously furnished therewith.

Item 8.01. Other Events.

On August 18, 2011, Callidus Software Inc. filed a Current Report on Form 8-K disclosing that it had completed the repurchase of $20 million aggregate principal amount of its 4.75% Convertible Senior Notes due 2016 at an aggregate purchase price of approximately $18.3 million. Subsequently on August 19, 2011, Callidus made an additional repurchase of $1 million aggregate principal amount of the Senior Notes at an aggregate purchase price of $0.9 million in a privately negotiated transaction. After giving effect to this and the previously announced repurchase, $59.5 million aggregate principal amount of the Senior Notes remain outstanding.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 19, 2011	CALLIDUS SOFTWARE INC.

	By:	/s/ Ronald J. Fior

Ronald J. Fior

Senior Vice President, Finance and Operations and Chief Financial Officer